SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            September 3, 2004

            VAIL BANKS, INC.
(Exact name of Registrant as Specified in its Charter)

Colorado	000-25081	84‑1250561
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

0015 Benchmark Road, Suite 300 P.O. Box 6580 Avon, Colorado	81620
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(970) 476-2002

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.02.            DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION
                               OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

            On September 3, 2004, Vail Banks, Inc. (the “Registrant”) issued a Press Release regarding the appointment of Raymond E. Verlinde as Senior Executive Vice President and Chief Administrative Officer of WestStar Bank, the Registrant’s wholly-owned subsidiary bank, and the departure of Peter G. Williston as Senior Executive Vice President and Chief Financial Officer of the Registrant, a copy of which is attached hereto as Exhibit 99.

ITEM 9.01.       FINANCIAL STATEMENTS  AND EXHIBITS.

            Exhibit 99. Press Release issued by Vail Banks, Inc., dated September 3, 2004

SIGNATURES

            Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL BANKS, INC. By: /s/ Gary S. Judd Gary S. Judd Chief Executive Officer and President

Dated:  September 3, 2004